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EXHIBIT 11
HIE, INC. AND SUBSIDIARIES
STATEMENT OF COMPUTATION OF PER SHARE LOSS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                     THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                          JUNE 30,                           JUNE 30,
                                                 -------------------------         -------------------------
                                                   1999             1998             1999             1998
                                                 --------         --------         --------         --------

Net loss                                         $ (1,252)        $   (373)        $ (3,020)        $   (730)
                                                 ========         ========         ========         ========

Weighted average number of common
  shares outstanding                               25,326           23,767           25,274           23,697
                                                 ========         ========         ========         ========

Basic net loss per common share                  $  (0.05)        $  (0.02)        $  (0.12)        $  (0.03)
                                                 ========         ========         ========         ========

Shares used in diluted net loss per share
  calculation:
  Weighted average number of common
    shares outstanding                             25,326           23,767           25,274           23,697

Additional shares assumed outstanding
  from dilutive stock options used in
  diluted loss per share calculation (1)               --               --               --               --
                                                 --------         --------         --------         --------
                                                   25,326           23,767           25,274           23,697

Diluted net loss per common share                $  (0.05)        $  (0.02)        $  (0.12)        $  (0.03)
                                                 ========         ========         ========         ========


(1) Since stock options are antidilutive to the diluted loss per common share calculations, stock options are not considered in such diluted loss per share calculations for the three and six months ended June 30, 1999 and 1998.